UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 10, 2003
(Date of Report)

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10943 North Sam Houston Parkway West
Houston, Texas 77064
(Address of principal executive offices)

(281) 897-7788
(Registrant’s telephone number,
including area code)

Item 12. Results of Operations and Financial Condition.
SIGNATURES

Item 12. Results of Operations and Financial Condition.

     The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

     On December 10, 2003, NCI Building Systems, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended November 1, 2003. A copy of the press release is included herewith as Attachment I.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
(Registrant)

By:	/s/ Robert J. Medlock

Robert J. Medlock, Executive Vice President and Chief Financial Officer

Dated: December 10, 2003

Attachment I

[NCI letterhead]

Contact:	Robert J. Medlock
Executive Vice President &
Chief Financial Officer
(281) 897-7788

NCI BUILDING SYSTEMS REPORTS FOURTH QUARTER AND
FISCAL 2003 FINANCIAL RESULTS

ESTABLISHES EARNINGS GUIDANCE FOR THE FIRST QUARTER OF FISCAL 2004

HOUSTON (Dec. 10, 2003) — NCI Building Systems, Inc. (NYSE: NCS) today announced financial results for the fourth quarter and 12 months ended November 1, 2003. For the fourth quarter, net income per diluted share was $0.53, which included a net positive impact of $0.10 per diluted share from compensation-related issues. The Company’s established guidance for net income per diluted share for the fourth quarter was in a range of $0.40 to $0.43. Sales for the fourth quarter were $254.8 million compared with $253.8 million for the fourth quarter of fiscal 2002. Net income for the fourth quarter of fiscal 2003 was $10.1 million compared with $10.8 million, or $0.58 per diluted share, for the fourth quarter of fiscal 2002.

     For fiscal 2003, sales were $898.2 million compared with $953.4 million for fiscal 2002. Net income was $22.8 million, or $1.20 per diluted share, for fiscal 2003 versus a net loss of $33.8 million, or $1.81 per diluted share, for fiscal 2002. Net income for fiscal 2002 included the negative effect of a change in accounting principle of $65.1 million, or $3.49 per diluted share.

     Commenting on the announcement, A.R. Ginn, Chairman, President and Chief Executive Officer, said, “NCI achieved solid financial results for the fourth quarter in an environment that remained challenging. We produced a sequential-quarter increase in sales of 7.9% from the third quarter of fiscal 2003 and the first increase in comparable-quarter sales in 18 months. We were also pleased to meet the high end of our earnings guidance for the quarter, even before the impact of the compensation-related issues referenced above. The positive net impact of $0.10 per diluted share was comprised of the reversal of previously accrued bonus compensation, partially offset by the full accrual of the retirement benefits for Johnie Schulte, Jr., the Company’s former President and Chief Executive Officer, who retired on November 1, 2003.

     “We again attribute NCI’s profitable operations, which stand in contrast to many of our industry peers, to our ability to leverage our competitive advantages to gain market share in a consolidating industry. These advantages include one of the industry’s broadest lines of high quality, innovative products, superior customer service, low-cost operations, and strong financial position. In fact, we strengthened our financial position further during the fourth quarter by using cash from operations to reduce debt by $19.0 million and $48.5 million for fiscal year 2003. As a result, our debt to total capitalization improved to 42.9% at the end of fiscal 2003 from 49.5% at the end of fiscal 2002.

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NCI Building Systems Reports Fourth Quarter Results	Attachment I

December 10, 2003

     “The Company’s performance for the fourth quarter and for fiscal 2003 reflects our continued strategy, during a multi-year industry contraction, to focus on cost management and to optimize our manufacturing assets and distribution network. We have continued to use our financial strength to take advantage of opportunities in a difficult environment to broaden our product line, expand our geographic reach, develop new sales channels and increase market share through organic growth or acquisition. We believe this strategy has enabled us to maintain and enhance our market leadership and position the Company for sustained profitable expansion when the economic environment improves.

     “We expect to continue this strategy because, despite a somewhat more positive operating environment than earlier in fiscal 2003, the nonresidential construction market has not yet begun a material recovery. Consistent with this assessment, our fourth-quarter sales reflected stronger repair and renovation business in our metal components business, while new construction remained weak. Furthermore, we continued to see strong price competition in our engineered building systems markets, often at levels that would preclude a profitable return on the business.

     “Our near-term outlook assumes a continuation of the lackluster environment experienced throughout fiscal 2003. Although we expect the economy to improve in fiscal 2004, we believe most of the gains will come in the second half of the year. Therefore, our guidance for the first quarter of fiscal 2004 is for earnings per diluted share in a range of $0.20 to $0.21, essentially even with the $0.20 earned for the first quarter of fiscal 2003.”

     Mr. Ginn concluded, “We remain confident about the long-term prospects for the growth of the nonresidential construction business and for the continuing expansion of the metal building systems and components industry as it increases its market share. We further believe that, as the industry leader, NCI is well positioned to leverage the industry’s trends to produce sustained, long-term profitable growth.”

     NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates manufacturing and distribution facilities located in 16 states and Mexico.

     Some statements contained in this release are “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual performance of the Company may differ from that projected in such statements as a result of factors such as industry cyclicality and seasonality, adverse weather conditions, fluctuations in customer demand and order patterns, raw material pricing, competitive activity and pricing pressure and general economic conditions affecting the construction industry. Investors should refer to statements regularly filed by the Company in its annual report to the Securities and Exchange Commission on Form 10-K, its quarterly reports to the SEC on Form 10-Q and its current reports to the SEC on Form 8-K and other filings with the SEC for a discussion of factors which could affect the Company’s operations and forward-looking statements made in this communication. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in expectations.

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NCI Building Systems Reports Fourth Quarter Results	Attachment I

December 10, 2003

NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			For the Year Ended

	Nov. 1,	Nov. 2,		Nov. 1,	Nov. 2,
	2003	2002		2003	2002

Sales	$254,826	$253,816		$898,150	$953,442
Cost of sales	196,096	193,430		700,631	740,577

Gross profit	58,730	60,386		197,519	212,865
Selling, general and administrative expenses	36,820	36,698		140,356	140,641

Income from operations	21,910	23,688		57,163	72,224
Interest expense	(5,079)	(4,745)		(19,777)	(21,591)
Other income (expense), net	(567)	(1,449	)(1)	172	216 (1)

Income before income taxes and cumulative effect of change in accounting principle	16,264	17,494		37,558	50,849
Provision for income taxes	6,152	6,657	(1)	14,758	19,535 (1)

Income before cumulative effect of change in accounting principle	10,112	10,837		22,800	31,314
Cumulative effect of change in accounting principle, net of tax	—	—		—	(65,087)

Net income (loss)	$10,112	$10,837		$22,800	$(33,773)

Basic:
Income before cumulative effect of change in accounting principle	$0.53	$0.58		$1.21	$1.69
Cumulative effect of change in accounting principle, net of tax	—	—		—	(3.51)

Net income (loss)	$0.53	$0.58		$1.21	$(1.82)

Diluted:
Income before cumulative effect of change in accounting principle	$0.53	$0.58		$1.20	$1.68
Cumulative effect of change in accounting principle, net of tax	—	—		—	(3.49)

Net income (loss)	$0.53	$0.58		$1.20	$(1.81)

Average shares outstanding:
Basic	18,938	18,644		18,811	18,512
Diluted	19,113	18,809		18,969	18,692

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NCI Building Systems Reports Fourth Quarter Results	Attachment I

December 10, 2003

NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)
(Continued)

	Three Months Ended		For the Year Ended

	Nov. 1,	Nov. 2,	Nov. 1,	Nov. 2,
	2003	2002	2003	2002

Increase (decrease) in sales	0.4%		(5.8)%
Decrease in diluted earnings per share before cumulative effect of change in accounting principle	(8.6)%		(28.6)%
Gross profit percentage	23.0%	23.8%	22.0%	22.3%
Selling, general and administrative expenses percentage	14.4%	14.5%	15.6%	14.7%
Income from operations percentage	8.6%	9.3%	6.4%	7.6%

(1)	In accordance with the provisions of SFAS No. 145, the loss on debt refinancing ($808, net of tax) during the fourth quarter of 2002 previously disclosed as an extraordinary loss was reclassified to other income (expense) — $1,243 pretax and the provision for income taxes was adjusted for the $435 tax effect.

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NCI Building Systems Reports Fourth Quarter Results	Attachment I

December 10, 2003

NCI BUILDING SYSTEMS, INC.
COMPUTATION OF EARNINGS BEFORE TAXES, INTEREST, DEPRECIATION,
AMORTIZATION AND OTHER NON-CASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Trailing 12 Months

	Nov. 1,	Nov. 2,
	2003	2002

Net income (loss)	$22,800	$(33,773)
Add (deduct):
Provision for income taxes	14,758	19,970
Interest expense, net of interest income and amortization on deferred financing costs	18,415	21,179
Depreciation and amortization	23,007	23,937
401(k) non-cash contributions	3,829	3,581
Loss on debt refinancing, net of tax	—	808 (1)
Cumulative effect of change in accounting principle, net of tax	—	65,087
Non-cash real estate expense, net of tax	391	—

Adjusted EBITDA(2)	$83,200	$100,789

(1)	The loss on debt refinancing was treated as extraordinary in accordance with the provisions of SFAS No. 4, which were applicable during fiscal year 2002.

(2)	The Company discloses adjusted EBITDA because it is a widely accepted financial indicator in the metal construction industry of a company’s ability to finance its operations and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions.

NCI Building Systems Reports Fourth Quarter Results	Attachment I

December 10, 2003

NCI BUILDING SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands)

	Nov. 1,	Nov. 2,
	2003	2002

ASSETS
Cash	$14,204	$9,530
Accounts receivable, net	96,620	94,956
Inventories	59,334	68,445
Deferred taxes	8,904	7,448
Prepaids	6,243	6,129

Total current assets	185,305	186,508

Property, net	201,826	205,334
Excess of cash over fair value of acquired net assets	318,247	318,247
Other assets	7,782	11,176

Total assets	$713,160	$721,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$6,250	$6,250
Accounts payable	55,106	49,012
Accrued expenses	57,364	51,089

Total current liabilities	118,720	106,351

Long-term debt, noncurrent portion	242,500	291,050
Deferred income taxes	20,189	20,405
Shareholders’ equity	331,751	303,459

	$713,160	$721,265

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NCI Building Systems Reports Fourth Quarter Results	Attachment I

December 10, 2003

NCI BUILDING SYSTEMS, INC.
STATEMENT OF CONDENSED CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended

	Nov. 1,	Nov. 2,
	2003	2002

Cash flows from operating activities:
Net income (loss)	$22,800	$(33,773)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of change in accounting principle, net of tax	—	65,087
Depreciation and amortization	23,007	22,883
(Gain) loss on sale of fixed assets	975	(782)
Loss on debt refinancing	—	1,243
Provisions for doubtful accounts	5,058	2,743
Deferred income tax benefit	(705)	(895)
Decrease in current assets	3,229	13,725
Increase (decrease) in current liabilities	12,302	(12,519)

Net cash provided by operating activities	66,666	57,712

Cash flows from investing activities:
Proceeds from sale of fixed assets	1,634	5,788
Capital expenditures	(17,912)	(9,175)
Acquisitions of Able Door and Baytown Depot	(4,310)	—
Other	2,257	1,524

Net cash used in investing activities	(18,331)	(1,863)

Cash flows from financing activities:
Proceeds from stock options exercised	5,003	2,931
Net payments on revolving lines of credit	(42,300)	(77,350)
Borrowings on long-term debt	—	125,000
Payments on long-term debt	(6,250)	(117,850)
Purchase of treasury stock	(114)	(175)

Net cash used in financing activities	(43,661)	(67,444)

Net increase (decrease) in cash	4,674	(11,595)
Cash at beginning of period	9,530	21,125

Cash at end of period	$14,204	$9,530

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